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                                                                   EXHIBIT 10(u)


                              CONVERSION AGREEMENT

     THIS CONVERSION AGREEMENT (the "Agreement") is made and entered into effective as of this 14th day of October, 2005, by and between the Estate of Edward R. Funk (the "Estate") and Superconductive Components, Inc., an Ohio corporation (the "Company").

                                    Recitals

     A. WHEREAS, on March 18, 2002, the Company executed a Promissory Note in the amount of $168,270.00 payable to Edward R. Funk and Ingeborg V. Funk as joint tenants, which Promissory Note represents the Company's indebtedness to the Estate in the amount of $84,134.86 (the "Note"), and which Note is currently outstanding.

     B. WHEREAS, the Company is indebted to the Estate for additional sums advanced by Edward R. Funk to the Company in the aggregate amount of $104,276.85 (together with the indebtedness represented by the Note, the "Indebtedness").

     C. WHEREAS, the Estate has agreed to cancel $188,000 of the Indebtedness (the "Indebtedness Portion") in exchange for shares of common stock of the Company, without par value, and warrants to purchase additional shares of common stock of the Company, pursuant to the terms and conditions set forth in: (1) the Confidential Private Placement Memorandum attached hereto as Exhibit A (the "Confidential Private Placement Memorandum"); and (2) the Subscription Agreement attached hereto as Exhibit B (the "Subscription Agreement").

     NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

                                    Agreement

     1. PAYMENT. Upon receipt of originally executed copies of (a) this Agreement and (b) the Subscription Agreement, the Company shall transfer to the Estate a stock certificate representing 94,000 shares of common stock of the Company (the "Shares"), and a warrant to purchase an additional 23,500 shares of common stock of the Company at $3.00 per share until October 14, 2010. Furthermore, upon the conversion of the Indebtedness Portion as set forth above, the Company shall transfer to the Estate a check in the amount of $411.71, in full satisfaction of the remaining amount of the Indebtedness.

     2. CANCELLATION OF INDEBTEDNESS. In consideration and upon receipt of the payment recited in Section 1 of this Agreement, the adequacy of which is expressly acknowledged, the Estate, for itself and its heirs, successors and assigns, hereby shall cancel the Indebtedness and release and forever discharge the Company, and future parent and subsidiary corporations, divisions, affiliates, predecessors, successors, and assigns, all past, present, and future officers,

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directors, shareholders, employees, and agents of the Company, individually and in their representative capacities, and their respective heirs, successors, and assigns, of and from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation, obligation, damages (including exemplary and punitive damages), liability, cost and/or expense whatsoever, of every name and nature, whether known or unknown, in law, equity, or otherwise, which arise directly or indirectly out of, or are related in any way to, the Indebtedness including, but not limited to, any accrued but unpaid interest thereon.

     3. TRANSFERABILITY OF SHARES. (a) The Estate acknowledges that the Estate has been advised by the Company that the Shares issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Shares are being issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to the transactions by an issuer not involving a public offering, and that the Company's reliance hereon is based in part upon the representations made by the Estate in the Subscription Agreement. The Estate acknowledges that the Estate has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations hereunder on the transfer of securities. In particular, the Estate agrees that no sale, assignment or transfer of the Shares shall be valid or effective, and the Company shall not be required to give effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of Shares is registered under the Securities Act, it being understood that the Shares are not currently registered for sale, or
(ii) the Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the time of the original issuance of the Shares for the sale of the Shares and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) that the Company has received an opinion of counsel satisfactory to the Company and its counsel that such sale, assignment or transfer is otherwise exempt from registration under the Securities Act.

     (b) Unless registered pursuant to the provisions of the Securities Act, the certificate(s) evidencing the Shares issued pursuant to this Agreement shall bear the following legend:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."


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     4. BINDING EFFECT. This Agreement shall bind the parties hereto, their respective heirs, representatives, successors, and assigns.

     5. AMENDMENT. This Agreement may not be amended, altered, or modified except by written instrument signed by all the parties hereto.

     6. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be interpreted in accordance with the laws of the State of Ohio, without reference to its choice of law rules.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

THE ESTATE OF EDWARD R. FUNK:           SUPERCONDUCTIVE COMPONENTS, INC.


/s/ Curtis A. Loveland                  By: /s/ Daniel Rooney
-------------------------------------       ------------------------------------
Curtis A. Loveland, Executor            Its.: President & CEO


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